Exhibit 10.4

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of April 1, 2016, by and between EFACTOR GROUP CORP., a Nevada corporation, with headquarters located at 1177 Avenue of the Americas, Suite 5060, New York, New York 10036, (the “Pledgor”), and MAGNA EQUITIES II, LLC, a New York corporation, (“Magna”) and INCREASIVE VENTURES B.V., a Netherlands limited company (“IV” and together with “Magna” collectively, the “Purchasers” and individually, each the “Purchaser”).

Recitals

The following recitals of fact are a material part of this Agreement:

A.           Purchasers and Pledgor are parties to that certain Securities Purchase Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, Pledgor has agreed to issue and sell, and each Purchaser has agreed to purchase from Pledgor, a 12% Senior Secured Convertible Secured Note (the “Note” and collectively the “Notes”) in the principal amount of $112,500 ($225,000 for both Notes). Capitalized terms used in this Agreement without definition have the definitions given to them in the Securities Purchase Agreement.

B.           To induce Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes as contemplated in the Securities Purchase Agreement and to enter into that certain Forbearance Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Forbearance Agreement”),, each Purchaser has required that Pledgor execute and deliver this Agreement, pledging to the Purchaser the Pledged Stock (as defined below) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, to induce Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes, and in recognition that Purchasers would not enter into the Securities Purchase Agreement or purchase the Notes or enter into the Forbearance Agreement but for Pledgor’s promises and agreements hereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, Pledgor and Purchasers agree as follows:

1.          Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement or the Notes shall have the meanings given such terms in the Purchase Agreement or the Notes. As used in this Agreement, the following terms shall have the following meanings:

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1.1           “Pledged Stock” The term “Pledged Stock” means the shares of capital stock of the Subsidiaries set forth in Schedule 3(a) to the Purchase Agreement and made a part hereof and as set forth on Schedule 1.1 hereto, together with all certificates, options, rights and other distributions issued as an addition to, in substitution or exchange for, or on account of, any such Pledged Stock, options, rights and warrants, all accounts, contract rights and general intangibles arising from any and all of the foregoing or relating thereto, and all proceeds of all the foregoing, whether now or hereafter owned or acquired by Pledgor.

1.2            “Pledged Collateral” means, collectively, the Pledged Stock and all products and proceeds thereof.

1.3           “Obligations” means all obligations (including, but not limited to, all Liabilities) of Pledgor to the Purchasers now or hereafter existing under the Notes, the other Transaction Documents, the notes set forth on Exhibit A hereto (the “Prior Notes”) and/or otherwise all other obligations.

2.          Pledged Collateral.

2.1           As partial security for the payment, performance and satisfaction of the Obligations, Pledgor hereby grants, assigns and pledges to the Purchasers a security interest in and to all of such Pledgor’s right, title and interest in and to the Pledged Stock and the Pledge Collateral.

2.2           Contemporaneously herewith, Pledgor shall register all existing Pledged Stock in the name of Purchasers as “Co-Pledgees” shall deliver to the Escrow Agent pursuant to the Security Escrow Agreement dated on or about the date hereof by and among the Pledgor, the Purchasers and the escrow agent named therein (the “Escrow Agent”) stock certificates representing the Pledged Stock (the “Certificates”), and such other instruments, documents and agreements as may be reasonably requested by Purchaser to perfect the security interest granted under this Agreement and to transfer the Pledged Securities to the Purchasers as provided elsewhere herein. Such Certificates shall be delivered by the Pledgor to the Escrow Agent no later than five (5) business days after the date hereof (the “Delivery Date”).

3.          Release Upon Termination and Payment of All Indebtedness. Upon payment in full and the satisfaction of all of the Obligations, the Purchaser shall release the security interest in the Pledged Collateral, return the Certificate to the Pledgor and file any necessary termination statements with respect to all financing statements covering the Pledged Collateral, all at Pledgor’s expense.

4.          Representations and Warranties. Pledgor represents and warrants that:

4.1           Organization, Existence and Good Standing. Pledgor is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada.

4.2           Power and Authority; Authorization. Pledgor has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Pledgor of this Agreement and the consummation by Pledgor of the transactions contemplated hereby (a) have been authorized by all necessary corporate action on the part of Pledgor and (b) do not violate Pledgor’s Articles of Incorporation or By-laws. This Agreement has been duly executed and delivered by Pledgor. This Agreement constitutes, the legal, valid and binding obligation of Pledgor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

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4.3           The Pledged Stock. The Pledged Stock has been duly authorized and validly issued, and is fully-paid and non-assessable, free and clear of any and all Liens.

4.4           Security Interest. The security interest granted by Pledgor to the Purchaser in the Pledged Collateral constitutes a valid first priority lien and security interest in the Pledged Collateral.

5.          Covenants. Pledgor covenants that:

5.1           Notice of Actions. Pledgor shall promptly give written notice to the Purchaser of the institution of any action involving any part of the Pledged Collateral, or any of the transactions contemplated by this Agreement.

5.2           No Transfer. Pledgor shall not directly and/or indirectly sell, assign or otherwise transfer its interest in or to the Pledged Collateral under any circumstance.

5.3           No Liens. The Company shall not and shall ensure no other Persons including, but not limited to, any of its Subsidiaries, takes any direct and/or indirect actions resulting in a Lien(s) being placed on any of the Pledged Collateral other than to and for the benefit of the Purchaser.

6.          Events of Default; Rights and Remedies on Default.

6.1           Event of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under the terms of this Agreement:

(a)          Pledgor shall fail or neglect to perform or observe any term, covenant, warranty or representation contained in this Agreement, or the Transaction Documents that is required to be performed or observed by Pledgor and the same, if capable of being cured, is not cured within 30 days after the giving of notice by the Purchaser to Pledgor of such failure;

(b)          Pledgor shall fail to deliver the Certificates by the Delivery Date;

(c)          An “Event of Default” as defined in the Notes shall occur.

6.2           Remedies.

(a)          If an Event of Default shall have occurred and be continuing, the Purchasers, by unanimous written consent of both Purchasers, may at their option:

(i)          without presentment, demand, notice, protest or legal process of any kind, declare all of the Obligations immediately due and payable;

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(ii)         immediately exercise all enforcement and other ownership rights pertaining to any or all of the Pledged Collateral as though Purchasers were the outright owners of such Pledged Collateral;

(iii)        subject to restrictions on transfer under applicable State and Federal securities laws, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at any private sale or at public auction, in accordance with the Uniform Commercial Code; and

(iv)        exercise any other remedy specifically granted under this Agreement, the Notes, the Prior Notes and/or any other Transaction Document now or hereafter existing in equity, at law, by virtue of statute, whether as a secured party in possession of collateral or otherwise.

(b)          The Purchasers shall apply the proceeds of any sale of the whole or any part of the Pledged Collateral and any other monies at the time held by such Purchasers under the provisions of this Agreement (the “Proceeds”), after deducting all reasonable costs and expenses of collection, sale and delivery incurred by such Purchasers in connection with such sale, towards the payment of the Obligations. Such Proceeds shall be applied and distributed; (1) to interest on the Prior Notes ratably in proportion to the interest accrued thereon; (2) to principal of the Prior Notes ratably in proportion to the outstanding principal amounts thereof; and (3) to all other Obligations of the Pledgor to the Purchasers ratably in proportion to the unpaid amount thereof.

(c)          After full and final payment to the Purchasers in cash of all such Obligations, the Purchasers shall remit any surplus to Pledgor.

(d)          Unless and until there occurs an Event of Default under this Agreement, Purchasers shall have no right to vote any of the Pledged Stock and shall not be entitled to receive any distributions thereon.

6.3           Notice. Any notice required to be given by the Purchaser or Pledgor may be given in any manner provided for delivery of notices in the Purchase Agreement.

6.4           Costs. Pledgor shall pay all out-of-pocket fees and expenses reasonably incurred by the Purchaser in connection with the enforcement of such Purchaser’s rights hereunder.

7.          Power of Attorney. Pledgor authorizes Purchasers and does hereby make, constitute and appoint such Purchasers, with full power of substitution, as Pledgor’s true and lawful attorney-in-fact, with power, in its own name upon the occurrence and continuation of an Event of Default: (a) to pay or discharge any taxes or other Liens at any time levied or placed on or threatened against the Pledged Collateral; and (b) generally, to do, at Purchasers’ option and at Pledgor’s expense, all acts and things that Purchasers deems reasonably necessary and with notice to Pledgor to protect, preserve and realize upon the Pledged Collateral and Purchasers’ security interest therein in order to effect the intent of this Agreement and the other Transaction Documents. This power of attorney is coupled with an interest and shall be irrevocable.

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8.          Miscellaneous.

8.1           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.1, provided that receipt of copies of such counterparts is confirmed.

8.2           Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.3           Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

8.4           Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

8.5           Interpretation; Absence of Presumption.

(a)          For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph, and Schedule references are to the Sections, paragraphs, and Schedule in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b)          With regard to each and every term and condition of this Agreement and each of the other Transaction Documents, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any other Transaction Document, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any of the other Transaction Documents.

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8.6           Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

8.7           Jurisdiction, Etc. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

8.8           Purchasers’ Actions. Notwithstanding anything to the contrary provided herein or elsewhere, the Purchasers may only act with respect to this Agreement, the Pledged Securities and Pledge Collateral based upon unanimous written consents of both Purchasers.

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IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first written above.

EFACTOR GROUP CORP.

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer

MAGNA EQUITIES II, LLC

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: Managing Member

INCREASIVE VENTURES B.V.

By:	/s/ Ad Prins
Name: Ad Prins
Title: Managing Director

Schedule 1.1

Pledged Stock

Pledgor	Pledged Entity	Jurisdiction	Description of Pledged Shares	Certificate No.’s	% of Outstanding Interests

EFactor Group Corp.	The E-Factor Corporation	Delaware	Shares acquired as part of acquisition	CS- 239	100%

EFactor Group Corp.	MCC International Limited	United Kingdom	Shares acquired as part of acquisition		100%

EFactor Group Corp.	RocketHub Inc.	New York	Shares acquired as part of acquisition	C-1	100%

EFactor Group Corp.	ELEQT Ltd	United Kingdom	Shares acquired as part of acquisition		100%

EFactor Group Corp.	HT Skills Ltd	United Kingdom	Shares acquired as part of acquisition		100%

EFactor Group Corp.	GroupCard BV	The Netherlands	Shares acquired as part of acquisition		100%

EFactor Group Corp.	Member Digital Ltd	United Kingdom	Shares acquired as part of acquisition		100%

EFactor Group Corp.	Sub Hub LLC	Florida	Shares acquired as part of acquisition		100%

EFactor Group Corp.	Robson Dowry Associates Ltd.	United Kingdom	Shares acquired as part of acquisition		100%

EXHIBIT A

Note	Issue Date	Principal Amount	Maturity Date
Increasive Ventures BV	7/31/2015	1,250,000.00	12/31/2015
Magna Tranche I Convertible Note	3/2/2015	175,000.00	3/1/2016
Magna Tranche I Third Party Note Purchase	3/2/2015	200,000.00	3/1/2016
Magna Tranche II Convertible Note	3/15/2015	15,000.00	3/14/2016
Magna Tranche III Convertible Note	3/27/2015	29,500.00	3/26/2016
Magna Tranche IV Third Party Note Purchase	4/8/2015	200,000.00	4/7/2016
Magna Tranche V Convertible Note	5/1/2015	53,000.00	4/30/2016
Magna Tranche VI Third Party Note Purchase	5/22/2015	200,000.00	5/21/2016
Magna Tranche VII Convertible Note	5/27/2015	85,000.00	5/26/2016